EXHIBIT 10.15


         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


                               ADVISORY AGREEMENT


         This Advisory Agreement, dated as of July 1st, 1997, between ETW Corp. ("ETW") and SportsLine USA, Inc. ("SportsLine") provides as follows:

         SportsLine desires to contract with ETW for certain advisory services related to its sports-oriented on-line service (the "Service"), and ETW is willing to render such services (including the services of Tiger Woods ("Woods")) as hereinafter provided. In consideration of the mutual agreements and covenants set forth in this Agreement, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. ESTABLISHMENT OF WOODS WEB SITE. SportsLine, will in consultation with and subject to the approval of ETW, design, produce and maintain a designated area of the Service that will exclusively feature content regarding Woods and ETW and will be accessible to users of the Worldwide Web (the "Web") portion of the Internet through a "free" area of the Service without the necessity of being a subscriber to the Service (hereinafter, the "Woods Web Site"). The Woods Web Site will be operated by SportsLine on SportsLine's servers at a Web address (the "URL") mutually agreed upon by the parties (tentatively, tiger.sportsline.com); SportsLine and ETW will also develop "premium" features including, but not limited to, the exclusive official Woods on-line "fan club" (described in more detail below) that will permit visitors to the Woods Web Site who pay a specified fee to obtain access to periodically updated information and/or applications not generally made available to other visitors to the Woods Web Site ("Premium Features"); any such Premium Features would contain such content, and be offered at prices and on terms, as may be mutually agreed by SportsLine and ETW. In connection with the Woods Web Site, SportsLine will, at its sole cost and expense:

         (a) DESIGN AND MAINTENANCE. Maintain full responsibility for the design, technical development, production and maintenance (including customer phone support) of the Woods Web Site, including publishing any content as provided by ETW in accordance with the terms hereof, which design shall, in all events, be subject to the prior approval of ETW;

         (b) MARKETING AND CONTENT. Coordinate all on-line marketing efforts regarding the Woods Web Site and work closely with ETW and its representatives to make recommendations regarding new content areas, Premium Features and other initiatives for the Woods Web Site to ensure that ETW maximizes its association with SportsLine which markering efforts and content shall, in all events, be subject to the prior approval of ETW. It is understood and agreed that all marketing efforts regarding the Woods Web Site, including but not limited to contacting and procuring sponsors, endorsers or advertisers therefor, will be coordinated exclusively through the IMG Group of Companies. Without limiting the foregoing, all sponsors and endorsers of or advertisers on the Woods Web Site and the terms of any contracts with such sponsors, endorsers or advertisers shall be subject to ETW's prior approval;

         (c) ACCOUNT EXECUTIVE AVAILABILITY. At ETW's request, make ETW's Account Executive at SportsLine available to anend a reasonable number of internal ETW meetings to ensure that SportsLine is fully apprised of ETW marketing, merchandising and communications

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goals and objectives and, in connection therewith, execute any and all confidentiality agreements reasonably requested by ETW;

         (d) COMPUTERS. Provide ETW with use of a laptop computer and a desktop computer during the Advisory Period (as defined below) to ensure that Woods or other ETW representatives can take full advantage of the opportunity to monitor the Woods Web Site and to interact with fans throughout the world;

         (e) TRAINING AND ASSISTANCE. Make ETW's Account Executive at SportsLine available to educate and train Woods and other ETW representatives with respect to the functionality of the SportsLine Service and be available to assist them, at their request, should they require any assistance regarding the use of the computers described above in connection with this Agreement;

         (f) INTERNET ACCESS. Develop and provide Internet access to the Woods Web Site within ninety (90) days after the execution of this Agreement;

         (g) CUSTOMER SERVICE AND BILLING. Be responsible for all customer service, technical support, billing, credit card authorization and processing associated with the sale of Premium Features; and

         (h) FREE SUBSCRIPTIONS. In order to maximize the effectiveness of the Woods Web Site, provide ETW with a reasonable number (to be mutually agreed upon) of free subscriptions to the Service and reasonable number (to be mutually agreed upon) of free accesses to Premium Features to be used by ETW and its designees; and

         (i) FIELD REPORTER. Within 30 days of the date hereof, SportsLine will retain Mark Saltau, or another individual approved by ETW, as a field reporter (the "Reporter") to be ETW's primary conduit of information to SportsLine's executive producer assigned to ETW's account. SportsLine will, upon request of ETW at any time, replace the individual retained as the Reporter with another individual approved by ETW.

         2. ENGAGEMENT OF ETW: DESCRIPTION OF ADVISORY SERVICES. (a) SportsLine hereby engages and retains ETW, for a period of three (3) years commencing on the date hereof, subject to any extensions, renewals or early termination pursuant to the provisions hereof (the "Advisory Period"), to render the following services (the "Advisory Services"):

            (i) ADVISORY BOARD. Designate Woods to serve on SportsLine's advisory board (it is understood and agreed that Woods will not be required to attend or appear at any scheduled advisory board meetings unless he chooses to do so, will not be a member of SportsLine's Board of Directors, will not have any vote, will have none of the duties or obligations applicable to an actual Board member, including but not limited to fiduciary duty, duty of loyalty, etc., and will not be required to perform any services that would be subject to federal or state securities laws);

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            (ii)   CONSULTATION. Consult with and advise SportsLine from time to time at SportsLine's request and ETW's reasonable convenience with respect to corporate, business and marketing strategy with respect to the Woods Web Site;

            (iii) INTRODUCTION TO CORPORATE SPONSORS AND STRATEGIC PARTNERS. Use its commercially reasonable efforts to introduce SportsLine, upon SportsLine's request, to potential corporate sponsors and strategic partners and to assist SportsLine in the sale of advertising and sponsorships. All fees, charges or other amounts payable for any such sponsorships and advertising shall be payable to and retained by SportsLine; provided, that SportsLine will be obligated to compensate ETW with respect to such sponsorship or advertising revenues which are generated by ETW in accordance with Section 4(a)(ii) hereof;

            (iv) INTRODUCTION TO LICENSEES. Use its commercially reasonable efforts to introduce SportsLine to ETW licensees who have the right to sell ETW endorsed or logged merchandise for purposes of possible sale of such merchandise through the Woods Web Site and will reasonably cooperate with SportsLine and ETW's licensees in such efforts. All fees, charges or other amounts payable with respect to such sales received by SportsLine shall be retained by SportsLine subject only to SportsLine's obligations to pay any fees to such vendor and ETW royalties on such sales negotiated with such vendor. SportsLine shall be solely responsible for entering into and administering any such arrangement with ETW merchandise vendors. Subject to obtaining any necessary third party consents, if ETW elects to create any custom memorabilia, such as items personally autographed by Woods ("Woods Memorabilia"), for sale solely through SportsLine, ETW shall pay SportsLine a percentage of the retail sales price for such Woods Memorabilia to be agreed upon by the parties;

            (v) USE OF WOODS' NAME AND LIKENESS. Grant to SportsLine (A) the non-exclusive, non-transferable, royalty-free, worldwide right and license to include in its letterhead Woods' name as a member of and listed with other members of SportsLine's advisory board, such list appearing in a commercially reasonable and customary fashion and (B) the exclusive, non-transferable, royalty-free, worldwide right and license to use Woods' name and likeness as reasonably necessary in promoting the Woods Web Site and the Service; provided, that SportsLine shall notify ETW of its intended use of such materials and any such use shall be subject to ETW's consent (which consent shall not be unreasonably withheld). For this purpose, ETW shall, upon request, cause Woods to provide SportsLine with any "stock" photographs of himself (with respect to which ETW, Woods or his

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

                   authorized agent, IMG, has full ownership rights). SportsLine shall have the right to produce and broadcast radio and television commercials and print advertising utilizing Woods' name and likeness as described above, as well as the ETW Information (to the extent SportsLine obtains all necessary third party consents), to promote the Woods Web Site and the Service; provided that all such media promotion shall be subject to ETW's prior written approval. It is understood that any such media promotion shall not require the services of Woods;

            (vi) PERSONAL APPEARANCE. Upon request and at a time and location of ETW's choosing, cause Woods to make a personal appearance of no longer than 30 minutes in duration at a press conference to announce the launching of the Woods Web Site and the relationship between Woods and SportsLine. It is understood that ETW shall have prior approval of all information and material to be distributed or disseminated in any fashion at such press conference and SportsLine agrees not to distribute or disseminate any such material without first obtaining ETW's approval; and

            (vii) PRESS CONFERENCES. Upon request and subject to SportsLine obtaining, at its own cost, all necessary consents, permissions and access, and except as may be restricted by other agreements or arrangements ETW or Woods has with third parties as of the date hereof, allow SportsLine to simulcast any and all of Woods' press conferences on the Woods Web Site; and

            (viii) MONTHLY UPDATES. Subject to SportsLine successfully retaining the Reporter, submit (or cause to be submitted) 30 minutes of audio and/or video content, on a monthly basis, each to be published under Woods' name on the Woods Web Site on a variety of appropriate topics relating to the sport of golf and whatever other content ETW desires to include in the Woods Web Site. To provide such content, ETW will, at ETW's sole discretion, cause Woods, Mr. Earl Woods or IMG to cooperate with the Reporter at a time and place convenient to Woods, Mr. Earl Woods or IMG, as the case may be. It is understood that Woods will so cooperate with the Reporter to personally provide 10 minutes of such 30 minutes of content which may be audio and/or videotaped.

         (b) WOODS' AVAILABILITY. ETW agrees to devote a reasonable amount of time, under the circumstances, toward the performances of its duties hereunder. Whenever ETW is required to make Woods available, SportsLine understands and agrees that any such occasion is subject to Woods personal and professional schedule (for example, Woods will not be available during the week of any tournament in which he is participating). It is not intended that ETW devote full time and effort in providing the Advisory Services. SportsLine understands that SportsLine's failure to utilize services of Woods hereunder shall not result in any reduction in payments to ETW hereunder, nor may unused appearances from one year of the Advisory Period be carried forward to another year. The obligations of ETW to provide the services of Woods hereunder are subject to the condition that payments to ETW are current and up to date and SportsLine is not otherwise in breach of any provisions ofthe Agreement. If ETW confirms Woods availability for any appearance and Woods is unable to appear due to illness, injury or other emergency, such non-appearance is not a breach of this Agreement and neither ETW nor Woods shall be responsible for any expenses incurred due to such non-appearance. It is understood that the recommendations and other material prepared or delivered by ETW hereunder shall not be deemed guarantees, representations or warranties of ETW. Notwithstanding anything to the contrary contained herein, in addition to the time commitment required by paragraph 2(a)(vi), ETW shall not be required to spend more than 30 minutes per month in the performance of all its obligations under this Agreement and ETW shall not be required to cause Woods to spend more than 10 minutes a month in connection with the performance by ETW of its obligations under this Agreement (such 10 minutes (or such greater time as Woods expands) to be part of and credited toward the aforementioned 30 minutes);

         (c) TERMINATION OF RIGHTS UPON TERMINATION OR EXPIRATION OF AGREEMENT. All rights of SportsLine to use, in any manner, Woods name or likeness, or to refer to Woods, shall cease immediately upon termination or expiration of the Advisory Period and this Agreement.

         (d) OPTION TO EXTEND. ETW may, in its sole discretion, upon at least ninety (90) days' written notice in advance of the scheduled expiration date of the initial Advisory Period, extend the Advisory Period for up to an additional two years.

         3. FAN CLUB. (a) SportsLine will create, operate and maintain the exclusive official Woods on-line fan club on the Woods Web Site that allows Woods to communicate with his fans through regular E-Mail messages, columns and newsletters, to record audio clips that allow fans to listen to live and previously recorded interviews and insights and to play video clips and highlights from previously recorded interviews and events (to the extent SportsLine obtains all necessary third party consents) (collectively, "Electronic Means"). At SportsLine's request, ETW will answer a maximum of five
(5) electronic mail questions per week received from members of Woods' official on-line fan club, if and to the extent such questions are timely forwarded by SportsLine, given Woods' schedule. In addition, SportsLine will create, operate and maintain the exclusive official Woods off-1ine fan club that allows Woods to communicate with his fans through means other than Electronic Means.

         (b) With respect to both the official on-line and off-line fan clubs, SportsLine shall, at its sole cost and expense, be responsible for the following services (the "Fan Club Services"):

            (i) Creating and marketing a fan club membership package which shall be subject to ETW's prior approval;

            (ii) Creating a mailing list consisting of Members (as defined below). SportsLine agrees that throughout the Advisory Period, SportsLine will correct, update and modify such mailing list as a part of

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                   SportsLine's operation of the fan clubs. SportsLine agrees, at the request of ETW given at any time or times during the Advisory Period, to deliver to ETW, at SportsLine's cost, a copy of the then-current mailing list for the fan clubs. Such list shall be provided in whatever recording media ETW reasonably requests. SportsLine specifically acknowledges and agrees that such mailing list is the property of ETW, and SportsLine shall have the right to use the fan club mailing list in accordance with paragraphs 4(a)(iii) and 6(j) hereof. SportsLine shall have no right (during the Advisory Period or at any time thereafter) to make any other use of such membership list for any other purpose whatsoever without ETW's prior approval. SportsLine acknowledges and agrees that ETW shall have the right to make use of the fan club membership list in whatever manner ETW may choose (including, without limitation, licensing or selling such list) for any purpose ETW may designate without the obligation to pay any fee or compensation to SportsLine;

            (iii) Soliciting individuals to become "fan club members" (the "Members");

            (iv) Writing and sending and/or distributing to the Members periodic newsletters, press releases and touring schedule updates, all of which shall be subject to ETW's prior approval;

            (v) Providing Members with an "official" membership card, information packet and other promotional materials relating to the fan clubs, all of which shall be subject to ETW's prior approval;

            (vi) Providing Members with a sales brochure for officially-licensed fan club merchandise, and arranging for filling of orders submitted in response to such sales brochure, all of which shall be subject to further agreement between ETW and SportsLine; and . (vii) Collecting all income generated from the fan clubs' activities accounting for and distributing the income as set forth herein; and

            (viii) Such other services and activities as are generally recognized as appropriate to be provided by a fan club for a well-known celebrity, as the parties may hereafter agree.

         If at any time during the Advisory Period, SportsLine or ETW desires to add additional Fan Club Services, then SportsLine may submit such request in writing to ETW, or ETW may submit such request in writing to SportsLine, and upon receipt thereof, the parties shall discuss in good faith the possibility of adding such additional services.

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


         (c) SportsLine shall operate the fan clubs in a professional and financially responsible manner in accordance with the following guidelines:

            (i) Fan club dues shall be established upon mutual agreement of the parties;

            (ii) ETW shall have final approval of all information, including photographs, video clips, etc., to be sent, broadcast or made accessible to Members and/or used in connection with the fan clubs, and of the parameters or rules of any fan club conventions and/or contests ("Fan Club Activities"). SportsLine shall submit each of these Fan Club Activities to ETW in writing for ETW's approval;

            (iii) SportsLine will use commercially reasonable efforts to develop new marketing concepts for the fan clubs ("New Club Concepts"), which SportsLine shall not implement until SportsLine has received ETW's written approval for any such New Club Concept; and

            (iv) Before printing, publishing or distributing any one or more items, SportsLine shall first submit to ETW at its address as set forth herein for prior approval, a sample thereof in the form in which it is proposed to be used by SportsLine. ETW agrees that any material submitted hereunder will not be unreasonably disapproved and, if any is disapproved, that SportsLine will be advised of the specific grounds for disapproval in each case.

         4. PAYMENTS BY SPORTSLINE AND ETW.

         (a) In full consideration for the Advisory Services, SportsLine shall pay ETW the following compensation:

            (i) WARRANTS. Warrants, in the form of Exhibit A attached hereto (the "Warrants"), to purchase 200,000 shares of SportsLine's Common Stock par value $.01 per share (the "Common Stock"), or any stock or other securities into which the Common Stock may hereafter be converted or for which such Common Stock may be exchanged after giving effect to the terms of such conversion or exchange (by way or reorganization, recapitalization, merger, consolidation or otherwise) at an exercise price of $**** per share (as such exercise price may be adjusted pursuant to the terms of the Warrants). In connection with the issuance of the Warrants, ETW agrees to enter into the Lock-Up Agreement attached hereto as Exhibit B, and any similar agreements required by SportsLine's underwriters in connection with any future offerings of securities.


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         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

            (ii) NET SPONSORSHIP REVENUES. ***** of any Net Sponsorship Revenues received by SportsLine for advertising and sponsorships that appear in, or are otherwise directly generated by, the Woods Web Site. Notwithstanding the foregoing, ETW shall receive only ***** of Net Sponsorship Revenues attributable to any under-delivered advertising impressions ("make good" impressions) on the Woods Web Site which ETW requests be fulfilled with SportsLine's general advertising rotation. The term "Net Sponsorship Revenues" means SportsLine's gross revenues from the sale of sponsorships or advertising, MINUS reasonable documented advertising sales commissions and fees (equaling a percent of advertising gross revenues mutually agreed upon) payable by SportsLine to any third party and other reasonable documented out-of-pocket expenses (excluding normal overhead expenses) incurred by SportsLine that are directly associated with the generation of such revenues.

            (iii) NET PREMIUM REVENUES. ***** of any Net Premium Revenues. The term "Net Premium Revenues" means SportsLine's gross revenues from the sale of Premium Features, including Woods on-line fan club, and gross revenues from the operation of Woods off-line fan club, MINUS reasonable documented out-of-pocket expenses (excluding normal overhead expenses) incurred by SportsLine that are directly associated with the generation of such revenues. It is further agreed that at the end of the Advisory Period, both SportsLine and ETW will have the right to receive all names and pertinent information for each Member, subject to the provisions of paragraph 6(j).

            (iv) RETAINER. SportsLine will pay to ETW a non-refundable annual fee (the "Retainer") without deduction or offset of ***** each Contract Year (as defined below) during the Advisory Period, including any extensions or renewals thereof, payable in four equal installments of ***** on or prior to the first day of each full or partial Contract Year Quarter (as defined below) during the Advisory Period. "Contract Year" shall mean any consecutive 12-month period commencing on the date hereof or any anniversary herof during the Advisory Period, including any extensions or renewals thereof. "Contract Year Quarter" shall mean the first three months during any Contract Year and each subsequent consecutive three month period during such Contract Year.

            (v) PENSION CHARGES. SportsLine will pay all pension, welfare and other charges as may be levied by any union(s) having jurisdiction over Woods' appearance in any television or radio commercial(s) produced hereunder which amounts shall be in addition to any other amounts required to be paid hereunder. Without limiting the foregoing, the parties agree for the purposes of this subparagraph that the value of SportsLine's use of Woods in such television or radio commercial(s) shall be only an amount equal to the then-existing minimum or scale payments required to be paid to principal performers appearing in a commercial shoot and used in accordance with applicable provisions of the applicable ACTRA, AFTRA or SAG contracts or other collective bargaining agreement, as the case may be.

         (b) QUARTERLY PAYMENTS. Except as otherwise expressly provided herein, each party will make payments due to the other party under this Agreement on a quarterly basis, within thirty (30) days following the end of the applicable calendar quarter. Each such payment shall be accompanied by a statement showing in reasonable detail how such payment was computed.

         (c) METHOD OF PAYMENTS. All payments shall be made by check made payable to "International Management, Inc." and sent to ETW, c/o International Management, Inc., One Erieview Plaza, Suite 1300, Cleveland, Ohio 44114. If SportsLine fails to timely fulfill any of its payment obligations, whether or not such failure is subsequently cured, ETW may elect to have payments made hereunder by wire transfer or bank transfer.

         5. REIMBURSEmENT OF OUT-OF-POCKET EXPENSES. SportsLine shall reimburse ETW promptly upon receipt of an invoice therefore for all reasonable, accountable out-of-pocket expenses incurred by ETW (and/or Woods) in performing Advisory Services (including but not limited to services of Woods) requested by SportsLine under this Agreement and the services provided by ETW or Woods hereunder (including, but not limited to first-class round-trip air travel, or, at ETW's option, the value of first-class airfare for Woods and a companion of Woods if Woods elects to travel by private jet); PROVIDED, HOWEVER, that any single expense in excess of $500 must be approved in advance by SportsLine.

         6. PROVISIONS OF CONTENT: ADDITIONAL RESPONSIBILITIES OF SPORTSLINE AND ETW.

         (a) COMPUTERS AND SUPPORT SOFTWARE. In addition to all other obligations of SportsLine hereunder, SportsLine will provide to ETW during the term of this Agreement the use of a laptop computer and a desktop computer and related equipment and such software, subject to all applicable licenses, as is necessary for ETW or its representatives to transmit information to SportsLine in accordance with the terms of this Agreement. All such hardware and software shall remain the property of SportsLine and shall be returned to SportsLine within fourteen (14) days after termination of this Agreement. Any software that SportsLine provides to ETW to further the purpose of this Agreement ("Support Software") shall be provided subject to the following: (i) SportsLine grants to ETW a royalty-free, nonexclusive personal, revocable license to use the Support Software (and any accompanying user documentation) solely for the purpose and in the manner stated in such user documentation; (ii) ETW shall not provide the Support Software or documentation to any other person without SportsLine's express prior written consent; and (iii) except as otherwise agreed in writing by SportsLine, ETW may make copies of the Support Software only as necessary to fulfill the purpose of the license herein granted, subject to all applicable licenses. If the Support Software becomes unavailable due to a claim that it infringes a third party's rights, SportsLine shall provide substitute software or a procedure for accomplishing the same objectives. Immediately following termination of the license herein granted, upon SportsLine's direction ETW shall either return or destroy all copies of the Support Software and documentation. SportsLine's sole liability for defective Support Software shall be replacement of the program disks. All rights of ETW to any Support Software shall cease immediately upon termination of this Agreement.

         (b) ETW INFORMATION. For purposes of this Agreement, the term "ETW Information" means all information created and/or delivered by ETW to SportsLine for inclusion in the Service, including but not limited to Woods' name, likeness and biography, trade name(s), trademarks and service mark(s), whether or not registered, included in such information and including any statement made by ETW or Woods during any interview or chat session conducted solely for the benefit of SportsLine and broadcast or distributed over the Service but excluding any statement made by ETW or Woods on any occasion, instance or event not created solely for the benefit of SportsLine. ETW shall be solely responsible for the content of all ETW Information, and represents and warrants to SportsLine that to the best of ETW's knowledge (i) all ETW Information: (A) will be accurate and ETW's or Woods' own and original creation, except for information validly licensed for use by ETW or in the public domain; (B) will consist only of information that ETW is authorized to use and to authorize SportsLine to use as contemplated in this Agreement; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of any third party; and (D) will conform to all applicable federal, state and local laws and regulations; and (ii) ETW has the full right and authority to grant the rights and consents set forth herein. SportsLine shall be entitled at any time to bring any concerns it has regarding ETW Information to the attention of ETW, whereupon the parties will cooperate in good faith to address SportsLine's concerns. If SportsLine, in its reasonable judgment, believes that immediate action is required with regard to any ETW Information, SportsLine may, to the extent reasonably necessary, delete, modify or revise such information, provided that SportsLine shall notify ETW of such action prior thereto, if reasonably possible (or, if not, as soon thereafter as practicable), and all representations, warranties, indemnifications and other obligations of ETW wherever with respect to such ETW Information shall immediately terminate and be of no force and effect with respect to any such modified or revised information. Except as expressly provided herein, SportsLine shall distribute ETW Information only as transmitted by ETW, and shall not, and shall not authorize any third party to, modify or edit such information without ETW's prior written consent. Notwithstanding anything to the contrary contained herein, no content shall appear on the Woods Web Site that has not been approved in advance by ETW or supplied by ETW for such purpose, and in no event shall the Woods Web Site include any interactive games. At ETW's request, SportsLine will provide ETW with a summary report, in a mutually agreed format, of user activity on the Woods Web Site and any other information reasonably requested by ETW; such reports shall be provided no more frequently than quarterly.

         (c) CREATION OF WOODS WEB SITE. Subject to all of ETW's rights of approval as set forth herein ETW shall use its commercially reasonable efforts to provide SportsLine with sufficient cleared content to enable SportsLine to construct the Woods Web Site within sufficient time to permit SportsLine to meet the deadline set forth in paragraph 1(f), and will use commercially reasonable efforts to assist SportsLine in acquiring and clearing any information and content not otherwise in ETW's possession. ETW shall have complete control over the content,

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sponsorship and advertisement of the Woods Web Site, and ETW shall be responsible to provide SportsLine with all cleared content and information (including but not limited to photos, biographical information, video and audio clips, etc.) necessary to create and maintain the Woods Web Site.

         (d) TRANSMISSION OF ETW INFORMATION. ETW shall transmit to SportsLine all ETW Information and updates thereof necessary for inclusion in the Woods Web Site (including any Premium Features). Information and updates shall be transmitted by land-line telephone or electronically in a format to be agreed upon by SportsLine and ETW, on a pre-scheduled basis and/or as such information and updates become available, as the case may be. SportsLine shall provide ETW with a Service Identification number or numbers that will allow ETW to gain access to the Service at no cost or charge for purposes of electronically delivering ETW Information and content updates. All content supplied by ETW shall be consistent with the editorial standards used by SportsLine for content displayed on the Service (which standards SportsLine reserves the right to amend from time to time) provided SportsLine timely and accurately conveys such standards to ETW.

         (e) RIGHT, TITLE AND INTEREST TO ETW INFORMATION. All right, title and interest in ETW Information, including, but not limited to Woods' name, likeness and biography, trade name(s), trademarks and service mark(s), are and shall remain ETW's, subject to the rights and licenses granted to SportsLine herein. SportsLine shall not use the term "tiger" as a lower level domain name in connection with SportsLine's current or future universal resource locator addresses without ETW's consent, except to the extent necessary to permit SportsLine to produce, display, and facilitate access to the Woods Web Site or otherwise perform its obligations pursuant to this Agreement. SportsLine shall have the non-exclusive, royalty-free worldwide right and license, at no cost, to use, display (privately or publicly) and distribute ETW Information, or any portion thereof, on the Service or in connection with any demonstration, promotion or advertisement of the Service in any medium; to enter ETW Information into SportsLine's computer database; and to store, process, retrieve and transmit the same on the Service. Any advertisements, promotions, publicity or other material containing Woods name, likeness and biography, all proposed uses of the ETW Information outside of the Woods Web Site, and any use of ETW trade name(s), trademark(s) and service mark(s) and Woods name or likeness other than as included in ETW Information shall be subject to ETW's prior consent (which consent shall not be unreasonably withheld), and provided further that in no event shall such rights extend to use in connection with merchandise or products for sale or resale other than as expressly provided herein or as allowed by law. SportsLine's rights hereunder shall include, but not be limited to, SportsLine's right, in its sole discretion, to offer subscribers the option of printing and downloading ETW Information or any portion thereof as a function of the Service generally.

         (f) OPERATION OF SERVICE; NON-ETW INFORMATION; CHARGES FOR THE SERVICE. Other than with respect to the Woods Web Site, SportsLine will have sole discretion to determine all aspects of the operation of the Service and all matters relating to the content, structure and sequence of material appearing on the Service; provided, however, that ETW shall have approval over any links to the Woods Web Site. SportsLine represents and warrants to ETW that, (i) to the best of SportsLine's knowledge, all content on the Service other than ETW Information (to the extent not revised, modified or deleted by SportsLine) ("Non-ETW Information"), (A) will be accurate and

SportsLine's own and original creation, except for information validly licensed for use by SportsLine or in the public domain; (B) will consist only of information that SportsLine is authorized to use; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, any third party; and (D) will conform to all applicable federal, state and local laws and regulations and (ii) SportsLine has the full right and authority to grant the rights and consents set forth herein. ETW shall be entitled at any time to bring any concerns it has regarding Non-ETW Information to the attention of SportsLine, whereupon the parties will discuss in good faith ETW's concerns. Without limiting the generality of the foregoing, SportsLine shall have sole discretion to determine the amount and basis of any fee charged to Subscribers for use of the Service and SportsLine will bill for and collect all fees charged to Subscribers to use the Service (including any Premium Services on the Woods Web Site). Nothing in this Agreement shall limit SportsLine's rights regarding charges for any aspect of the Service (including any product or service offered by SportsLine, whether alone or in conjunction with others, through means of the Service) other than the Woods Web Site (excluding Premium Features). All right, title and interest to SportsLine's name, trade name(s), trademark(s) and service mark(s) ("SportsLine Identification") are and shall remain SportsLine's. Nothing herein shall be deemed to grant ETW any proprietary rights to any of SportsLine's trade name(s), trademark(s) or service mark(s). ETW shall have the right to use SportsLine Identification in connection with advertising and promoting the Woods Web Site, subject to SportsLine's prior written consent, not to be unreasonably withheld.

         (h) SUBSCRIBER AGREEMENT. SportsLine will distribute a subscriber agreement prohibiting republication, redistribution, public broadcast, public display, resale, offering for resale or other commercial exploitation of copyrighted or trademarked materials published in the Service without the copyright or trademark owner's consent.

         (i) COMPLIANCE WITH INDUSTRY STANDARDS. SportsLine represents and agrees that the Service will at all times during the Agreement be an on-line service devoted to sports information, activities and events, and that the Service will comply with all on-line broadcasting industry standards.

         (j) DATABASE FROM WOODS WEB SITE. SportsLine shall supply to ETW, at the end of the Advisory Period and in such format reasonably requested by ETW, a database of names, addresses and any other information obtained by SportsLine with respect to users of the Woods Web Site (including, e.g., purchasers of Premium Features, Woods Memorabilia and other merchandise or services sold via the Woods Web Site, etc.) and Members for ETW's or Woods use in any manner. SportsLine is also entitled to keep a copy of and utilize the information in such database for any lawful purpose, but shall not use it in any way to imply an endorsement by ETW or Woods of any company, product or service.

         (k) PROMOTION. Subject to the terms and conditions hereof, SportsLine will actively promote the Woods Web Site within the Service and use its best efforts to promote the Woods Web Site throughout the Web. SportsLine agrees that the Woods Web Site will receive a minimum of One Hundred Sixty-Six Thousand Six Hundred Sixty Six Dollars ($166,666) in on-line advertising and promotion during each Contract Year during the Advisory Period. SportsLine will use its best efforts to provide television exposure for the Woods Web Site.

         (l) MILLENNIUM COMPLIANCE. SportsLine represents and warrants that all software developed by SportsLine and used on SportsLine's computer systems to offer the Service (the "SportsLine Software") is, or prior to the calendar year 2000 A.D. will be, designed to be used prior to, during, and after the calendar year 2000 A.D., and that the SportsLine Software will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century. All date processing by SportsLine Software will correctly process dates for any leap year.

         7. NONEXCLUSIVITY OF THIS AGREEMENT. SportsLine understands and agrees that, except as set forth in the next sentence, ETW shall not be prevented or barred from rendering services of any nature for or on behalf of any other person, firm, corporation or entity, subject to ETW's obligation to maintain confidentiality of SportsLine's confidential information pursuant to Section 10. Notwithstanding the foregoing, during the Advisory Period and subject to the remainder of this Section, ETW shall not be employed by, act as a consultant to, provide any chat sessions or Woods fan clubs to, or otherwise render services similar in the aggregate to those provided hereunder with respect to sports-related programming to or for any on-line service (regardless of whether such service is accessed through the Internet, a commercial on-line service or otherwise) other than, with respect to chat sessions, to or for any of ETW's licensees or sponsors. Subject to SportsLine providing reasonable assistance as requested by ETW, ETW will, when commercially reasonable and practicable, request that content and interviews given to third parties (other than licensees or endorsers of Woods) do not appear on the Internet or the World Wide Web. It is understood ETW is not guaranteeing the foregoing. The foregoing is not intended to prohibit ETW or Woods from advertising on other sites, allowing licensees of ETW or Woods to advertise on other sites, or participating in on-line advertisements, interviews or articles or in on-line chat sessions for any of ETW's licensees or sponsors; provided that any such advertisement, interviews or articles shall include to the extent possible, subject to the other site owner's consent, a graphical "icon" designed to link on-line users to the Woods Web Site. ETW shall use good faith commercially reasonable efforts to enlist the cooperation of other site owners who may wish to interview Woods or do news articles on ETW or Woods, to either transmit such interviews/articles over the Woods Web Site or provide a link to the Woods Web Site. Neither ETW nor Woods is responsible for initiating action against, enjoining or otherwise attempting to dissuade any person or entity not licensed by ETW, including without limitation, any former licensee of ETW, the media or any advertiser, promoter or other entity, which in contravention of this Agreement or otherwise, makes unauthorized use of anything, including without limitation, any unauthorized use of the ETW Information or ETW's or Woods' name, trade name, trademarks, service marks, or logos, in promoting or advertising any product (or products) or services whatsoever, including without limitation, any products which are the same as or similar to or directly competitive with the Service. Neither ETW nor Woods shall incur any liability to SportsLine or any third party arising out of any such activity by any such person or entity. ETW agrees that at SportsLine's sole cost and expense, ETW shall give such reasonable assistance to SportsLine as may be required to cause any such person or entity to cease and desist from such activities, or in connection with any lawsuit or other proceeding by SportsLine against such person or entity. ETW understands and agrees that SportsLine shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever.

         8. TERMINATION BY ETW. (a) ETW shall have the right to terminate this Agreement immediately upon written notice to SportsLine if:

            (i) SportsLine is adjudicated as insolvent or declares bankruptcy;

            (ii) SportsLine fails in any obligation for payments due ETW pursuant to this Agreement, and within fifteen (15) days following SportsLine's receipt of ETW's written notice of such failure SportsLine has not rectified such failure; or

            (iii) SportsLine breaches any other material term of this Agreement, which breach SportsLine has failed to cure within thirty (30) days after SportsLine's receipt of ETW's written notice of such breach.

         (b) TERMINATION BY SPORTSLINE. SportsLine shall have the right to terminate this Agreement immediately upon written notice to ETW if ETW breaches any material term of this Agreement, which breach ETW has failed to cure within thirty (30) days after ETW's receipt of SportsLine's written notice of such breach;

         (c) EFFECT OF TERMINATION. As of the effective date of a termination by SportsLine due to ETW's breach, ETW shall not be entitled to any further remuneration hereunder, other than remuneration accrued or vested to such effective termination date. Upon the expiration or termination of the Advisory Period and this Agreement for any reason, all licenses and rights granted hereunder shall immediately terminate.

         9. COMPLIANCE WITH LAWS. Except as otherwise expressly provided herein, each party agrees to comply with applicable federal, state and local laws in connection with the development and display of the Woods Web Site and the promotion and operation of the fan clubs. SportsLine will be solely responsible to ensure that all aspects of the Service (other than the ETW Information, to the extent not modified or revised by SportsLine), including the promotion thereof, comply with applicable law.

         10. CONFIDENTIALITY. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the party, any nonpublic information relating to any party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of a party, that is marked "Confidential" or identified by the disclosing party in writing as confidential before or within thirty days after disclosure to the receiving party, will, upon receipt of notice of confidentiality, be treated as confidential by the receiving party and not disclosed to any third party without the disclosing party's prior written consent. "Confidential Information" as referred to in this Section does not include (a) information that is generally available to the public other than as a result of disclosure in violation of this Agreement, (b) information already known or which becomes known to the receiving party from a third party source which is not, to the receiving party's knowledge, under an obligation of confidentiality, (c) information independently developed by the receiving party (as shown by competent documentation), and (d) otherwise confidential information that is required to be disclosed by law, including administrative or judicial action. Any breach of these confidentiality provisions will entitle the injured party to seek injunctive relief and damages without the necessity of giving notice or posting bond or other security This paragraph 10 shall survive any expiration or earlier termination of this Agreement.

         11. INDEMNIFICATION. (a) SPORTSLINE INDEMNIFICATION. SportsLine hereby indemnifies and agrees to defend and hold ETW and Woods free and harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees) (collectively, "Damages") arising out of or in connection with (i) Woods' activities and position as a member of SportsLine's Advisory Board, (ii) any information, other than ETW Information (to the extent not deleted, modified or revised by SportsLine), displayed on the Service, (iii) any breach of any representation, warranty or covenant of SportsLine hereunder, (iv) the promotion and operation of the Woods fan clubs, or (v) any use of or reference to ETW's name or logo or Woods name or likeness not expressly permitted hereunder or based upon SportsLine's use of any intellectual property other than ETW's name or logo or Woods name or likeness; except to the extent any such Damages arise from the gross negligence or willful misconduct of ETW or its employees or Woods.

         (b) ETW INDEMNIFICATION. ETW hereby indemnifies and agrees to defend and hold SportsLine free and harmless from and against all Damages arising out of or in connection with (i) any ETW Information displayed on the Service (to the extent not deleted, modified or revised by SportsLine), (ii) any breach of any representation, warranty or covenant of ETW hereunder, or (iii) any use of or references to SportsLine's name or logos by ETW not expressly permitted hereunder, except to the extent such Damages arise from the gross negligence or willful misconduct of SportsLine or its employees.

         (c) NO LIABILITY FOR PUNITIVE OR CONSEQUENTIAL DAMAGES. Notwithstanding anything stated or implied to the contrary herein, in no event shall either party be liable to the other for exemplary, punitive or consequential damages, even if advised of the possibility of such damages, in any manner arising out to this Agreement or the breach of any term, covenant, representation, warranty or obligation contained herein.

         (d) NOTIFICATION. Each party shall notify the other as soon as reasonably possible of any claim of which it becomes aware.

         (e) SURVIVAL. This paragraph 11 shall survive any expiration or earlier termination of this Agreement.

         12. BOOKS AND RECORDS. SportsLine shall keep true and complete books and records in which all information necessary to determine and verify all fees and payments contemplated hereunder shall be reflected along with the amounts payable to ETW under the terms of this Agreement. SportsLine shall maintain such books and records for a period of at least two years after the termination of this Agreement. During the term of this Agreement and for a period of one year after such termination, ETW shall have the right, at its expense and upon reasonable notice to SportsLine, to examine, or have examined by its authorized representative, SportsLine's books and records, at SportsLine's principal place of business, in order to determine or verify Net Sponsorship Revenues or Net Premium Revenues amounts due, and the accuracy of any reports furnished by SportsLine under this Agreement. In the event that an error is discovered in the calculation of the amounts payable to ETW, the party that received the benefit of the error shall promptly thereafter pay to the other the amount of overpayment or underpayment, as the case may be. An underpayment by SportsLine based on an error in such calculation shall not be deemed to be a breach of this Agreement so long as the calculation was made in good faith. If any underpayment by SportsLine for a period examined by ETW is five percent (5%) or more, SportsLine shall pay ETW's reasonable out-of-pocket costs with respect to such examination and the next subsequent reexamination. ETW's receipt of any statement, or any payment, does not preclude it from challenging the correctness of that statement or payment.

         13. REMEDIES. (a) INJUNCTIVE RELIEF. In the event either party materially breaches this Agreement, SportsLine and ETW agree that, in addition to any and all other remedies available at law or in equity, the non-breaching party shall be entitled to injunctive relief to the extent permitted by law from further violation of this Agreement, before or during any proceeding as well as on final determination thereof, without prejudice to any other right of either party and without the necessity of giving notice or posting bond or other security.

         (b) ETW'S LIABILITY NOT TO EXCEED REMUNERATION PAID TO SPORTSLINE BY ETW. Notwithstanding anything to the contrary herein, in the event SportsLine incurs any expenses, damages or other liabilities (including, without limitation, reasonable attorneys' fees) in connection with this Agreement or ETW's services, other than with respect to third party claims against SportsLine arising from ETW's negligence or misconduct or the ETW Information (to the extent not deleted, modified or revised by SportsLine), ETW's liability to SportsLine hereunder shall not exceed the remuneration, excluding reimbursement of expenses, actually paid to SportsLine by ETW hereunder (with any remuneration in the form of securities being valued at its fair market price on the date of execution hereof). It is understood Woods is not a party hereto but is a specific intended third party beneficiary hereo

         14. INSURANCE. SportsLine shall provide and maintain, at its own expense, commercial general liability insurance, including product liability and advertising injury coverage, with limits of not less that Five Million Dollars ($5,000,000.00), shall cause such policy to be endorsed to state that Woods and ETVV are additional named insureds thereunder. A certificate of insurance evidencing such coverage shall be furnished to SportsLine within thirty (30) days of the full execution of this Agreement. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove ETW or Woods as additional named insureds without prior written notice to ETW at least thirty (30) days in advance thereo

         15. RELATIONSHIP OF THE PARTIES. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. It is understood that Woods is not a party to this Agreement and has no liability whatsoever under this Agreement. Each party shall be solely responsible to compensate any employees, agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its activities under this Agreement. Neither SportsLine nor ETW, nor any other person or entity employed by either SportsLine or ETW, are authorized to make any warranty concerning the other party or incur or assume any obligation or liability for the other party and nothing in this Agreement gives or is intended to give any rights of any kind to any third party, except as expressly set forth herein.

         16. AMENDMENT: WAIVER. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by both of the parties to this Agreement. Any and all matters to be agreed upon by the parties shall be evidenced by a writing signed by the parties. Any consent required of any party hereunder must be in writing. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

         17. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

         18. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         19. ARBITRATION. Except as hereinabove provided in paragraph 13, the parties agree to submit to arbitration any dispute related to this Agreement and agree that the arbitration process shall be the exclusive means for resolving disputes which the parties cannot resolve. Any arbitration hereunder shall be conducted under the Dispute Resolution Rules of the American Arbitration Association ("AAA") as modified herein. Arbitration proceedings shall take place in Ft. Lauderdale, Florida, before a panel of at least three (3) arbitrators each of whom shall be lawyers with experience in the area of intellectual property law. All arbitration proceedings shall be confidential. Neither party shall disclose any information about the evidence produced by the other party in the arbitration proceedings, except in the course of judicial, regulatory, or arbitration proceeding, or as may be demanded by government authority. Before making any disclosure permitted by the preceding sentence, a party shall give the other party reasonable advance written notice of the intended disclosure and an opportunity to prevent disclosure. Each party shall have the right to take the deposition of one individual and any expert witness retained by the other party. Additional discovery may be had only where the arbitrator so orders, upon a showing of substantial need. Only evidence that is directly relevant to the issues may be obtained in discovery. Each party bears the burden of persuasion of any claim or counterclaim raised by that party. The arbitration provisions of this Agreement shall not prevent any party from obtaining injunctive relief from a court of competent jurisdiction to enforce the obligations for which such party may obtain provisional relief pending a decision on the merits by the arbitrator. Each of the parties hereby consents to the jurisdiction of Florida courts for such purpose. The arbitrator shall have authority to award any remedy or relief that a court of the State of Florida could grant in conformity to applicable law, except that the arbitrator shall have no authority to award attorneys' fees or punitive damages. Any arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. The arbitrator's award shall be final and judgment may be entered upon such award by any court.

         20. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made: on the same business day when sent by confirmed facsimile, on the next business day after mailing when delivered by overnight courier or on the fifth business day after mailing if sent by first-class, registered or certified mail to the following address or addresses or such other address or addresses as the parties may designate in writing in accordance with this Section:

          If to SportsLine:       SportsLine USA, Inc.
                                  6340 N.W. 5th Way
                                  Fort Lauderdale, Florida 33309
                                  Attention: President
                                  Facsimile No. (954) 351-9175

          If to ETW:              ETW Corp.
                                  c/o IMG
                                  One Erieview Plaza, Suite 1300
                                  Cleveland, Ohio 44114
                                  Attention: Hughes Norton
                                  Facsimile No. (216) 522-1145

          With a copy to:         Brody and Ober, P.C.
                                  135 Rennell Dnve
                                  P.O. Box 572
                                  Southport, Connecticut 06490-0572
                                  Attention: Seth Brody
                                  Facsimile No. (203) 255-8572

         21. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld or delayed; provided, however, that the duties of ETW hereunder may be assigned or delegated by ETW to Woods. ETW hereby acknowledges that SportsLine's ability to assign this Agreement in the event of a sale of all or substantially all the assets of its business, may be a material factor in such transaction. SportsLine hereby acknowledges that the identity and financial wherewithal of the proposed assignee are material factors in the giving of any consent by ETW.

         22. MISCELLANEOUS. (a) ETW agrees and acknowledges that all of Woods' or ETW's respective employees, consultants and/or advisors and members of their immediate families

(immediate family is defined a parent, sibling or any person residing in the same household as employee or consultant) are not eligible to play SportsLine contests for prizes.

         (b) ETW and SportsLine each acknowledge that members of the IMG Group of Companies have represented and assisted each of them in connection with this Agreement and will be receiving compensation in connection therewith.

         23. ENTIRE AGREEMENT. As of the effective date hereof, this Agreement and the Exhibits attached hereto shall constitute the entire understanding between ETW and SportsLine regarding the subject matter hereof, and cannot be altered or modified except by an agreement in writing, signed by both parties. Any previous agreements between the parties shall have no further force and effect.

         24. EXECUTION AND DELIVERY REQUIRED. This instrument shall not be considered to be an agreement or contract nor shall it create any obligation whatsoever on the part of ETW and SportsLine, or either of them, unless and until it has been personally signed by representatives of ETW and SportsLine and delivery has been made of a fully signed original. Acceptance of the offer made herein is expressly limited to the terms of the offer.

         25. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, each of the parties has executed this Advisory Agreement as of the date first written above.

ETW CORP., a Florida corporation        SPORTSLINE USA, INC., a Delaware
                                        corporation


 By /s/ EARL D. WOODS                   By /s/ MICHAEL LEVY
   ------------------------             -------------------------------
   Name: Earl D. Woods                  Name: Michael Levy
   Title: President                     Title: President

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                  EXHIBIT "A"

                     TWO HUNDRED THOUSAND (200,000) WARRANTS

THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

______________, 1997

                             SPORTSLINE, USA, INC.

              WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK


         FOR VALUE RECEIVED SPORTSLINE USA, INC., a Delaware corporation ("SportsLine" or the "Company"), hereby certifies that the ETW Corp., a Florida corporation, or its registered assigns (the "Holder") is entitled, subject to the provisions contained herein, to purchase from the Company Two Hundred Thousand (200,000) fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein, at an exercise price per share of Common Stock (the "Exercise Price") of $****.

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof. The number of shares of Common Stock to be received upon the exercise of these Warrants may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other securities that may be issued by the Company in addition to, or in substitution for, the Warrant Stock.

         References herein to the "Company" are to (i) SportsLine and any successor thereto, (ii) any successor corporation resulting from the merger or consolidation of SportsLine, or any successor thereto, with another corporation or (ii) any corporation to which SportsLine, or any successor thereto, has transferred its property or assets as an entirety or substantially as an entirety.

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date. Any such new Warrants, upon execution and delivery, shall constitute an additional contractual obligation on the part of the Company, whether or not these Warrants so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein, including the following:

         1. EXERCISE OF WARRANTS.

         1.1 EXERCISE PERIOD; METHOD OF EXERCISE. Subject to Section 1.2 hereof, these Warrants shall vest and become exercisable in increments as follows:

         (a) on and after the date hereof, ***** of the Warrants;

         (b) on and after the first anniversary hereof, an additional ***** of the Warrants;

         (c) on and after the second anniversary hereof, any or all remaining Warrants;

provided, however, that the vesting of the Warrants shall be subject to the condition that the Agreement dated as of ___________, 1997, between SportsLine and the Holder, as amended or modified, shall be in effect at the relevant vesting date(s), and no further Warrants shall vest on or after the expiration, nonrenewal or termination of said agreement. Subject to the foregoing, any vested Warrants may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring ____________, 2005, by presentation and surrender of these Warrants to the Company at its principal office (which on the date hereof is 6340 N.W. 5th Way, Ft. Lauderdale, Florida 33309), or at the office of its stock transfer agent (which on the date hereof is the Company), if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or checks, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form. If these Warrants are exercised in part only, the Company shall, upon surrender of these Warrants for cancellation, execute and deliver new Warrants evidencing the rights of the Holder thereof to purchase the balance of Warrant Stock (and Other Securities) purchaseable hereunder. Upon receipt by the Company of these Warrants, together with the Exercise Price, at its office, or by the Company's stock transfer agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock (and Other Securities) issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Stock (or Other Securities shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect to the issue or delivery of Warrant Stock (and Other Securities) upon exercise of these Warrants.

         1.2 PERMITTED EXERCISE DATE. Notwithstanding anything to the contrary herein, the Warrants shall not be exercisable, and the Holder agrees not to exercise any of the Warrants, until the Permitted Exercise Date. For purposes hereof, the term "Permitted Exercise Date" shall be the earlier of (i) thirty
(30) days prior to the closing of the first underwritten sale of Common Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock to the public, or (ii) thirty (30) days prior to the closing of (a) the acquisition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction owned, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction, (iii) May 5, 1997, or (iv) the first date after the date hereof on which the Company's Board of Directors approves the grant to Company employees of options to purchase Common Stock at a fair market value at or above $2.00 per share. The Company will notify the Holder of the occurrence of the Permitted Exercise Date.

         2. RESERVATION OF SHARES AND OTHER SECURITIES. The Company will at all times reserve for issuance and delivery upon exercise of these Warrants all shares of Warrant Stock and other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of these Warrants. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors in its reasonable discretion.

         4. EXCHANGE OF WARRANTS. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder hereof to purchase in the aggregate the same number of shares of Warrant Stock (and Other Securities) purchaseable hereunder.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed herein.

         6. ANTI-DILUTION PROVISIONS.

         6.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the tie receivable upon the exercise of these Warrants) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such subdivision shall be proportionately increased and the Exercise Price per share shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock (or Other Securities) by recapitalization, reclassification or combination thereof, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such combination shall be proportionately decreased and the Exercise Price per share shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effective at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

         6.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. (a) In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable upon the exercise of these Warrants) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of these Warrants, upon the exercise hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of these Warrants prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised these Warrants immediately prior thereto (but had not exercised any rights with respect to such securities or property in connection with the reorganization, consolidation, merger or conveyance); in each such case, the terms of these Warrants shall be applicable to the securities or property receivable upon the exercise of these Warrants after such consummation.

         (b) In any case where the Company shall consolidate with or merge into another corporation, and shall not be the surviving corporation, or shall convey all or substantially all of its assets to another corporation, then, and in each such case, the surviving corporation or the corporation that shall have received substantially all of the Company's assets shall expressly assume the obligations of the Company under these Warrants in a form reasonably satisfactory to the Holder hereof.

         6.3 NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of these Warrants against impairment. Without limiting the generality of the foregoing, while these Warrants are outstanding, the Company (a) will not permit the par value, if any, of the shares of Warrant Stock to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Warrant Stock and Other Securities upon the exercise of these Warrants.

         6.4 CERTIFICATES AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable upon the exercise of these Warrants, the Company at its expense will promptly compute such adjustment in accordance with the terms of these Warrants and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

         6.5 NOTICES OF RECORD DATE, ETC. In case:

         (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of these Warrants) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any rights to subscribe for, purchase or otherwise acquire any share of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

         (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company shall mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the holder of record of Warrant Stock (or such other securities at the time receivable upon the exercise of these Warrants) shall be entitled to exchange their shares of Warrant Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days prior to the date therein specified and these Warrants may be exercised prior to said date during the term of these Warrants.

         8. RESTRICTIONS ON TRANSFER OF WARRANTS, WARRANT STOCK AND OTHER SECURITIES. The Warrant Stock and Other Securities may not be sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption.

         9. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of these Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantialy the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         10. NOTICES. All notices required hereunder shall be in writing and shal be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.

         11. APPLICABLE LAW. These Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles.

         IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                         SPORTSLINE USA, INC.

                         By:
                            -------------------------------------
                            Title: President

                              WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects to exercrse Warrants to purchase ___________ shares of Common Stock of SportsLine USA, Inc., a Delaware corporation and hereby makes payment of $___________ in full satisfaction therefor.



                                   ----------------------------------------
                                   Signature


                                   ----------------------------------------
                                   Signature, if jointly held


                                   ----------------------------------------
                                   Date

                       INSTRUCTIONS FOR ISSUANCE OF STOCK
              (if other than to the Holder of the within Warrants)

Name____________________________________________________________________________
                                    (Please typewrite or print in block letters)


Address_________________________________________________________________________

________________________________________________________________________________

Social Security or Taxpayer Identification Number_______________________________

                                  EXHIBIT "B"

                                                 ____________________, 1997

SPORTSLINE USA, INC.
6340 N.W. 5th Way
Fort Lauderdale, Florida 33309

ROBERTSON, STEPHENS & COMPANY LLC
COWEN & COMPANY
MONTGOMERY SECURITIES
  as Representatives of the
     Several Underwriters
c/o Robertson, Stephens & Company LLC
555 California Street
San Francisco, California 94104


Ladies and Gentlemen:

         The undersigned understands that Robertson, Stephens & Company LLC, Cowen & Company and Montgomery Securities, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), proposed to enter into an Underwriting Agreement (the "Underwriting Agreement") with SportsLine USA, Inc. (the "Company"), providing for the initial public offering by the Underwriters, including the Representatives, of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Public Offering").

         In consideration of the Underwriters' agreement to purchase and undertake the Public Offering and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Robertson, Stephens & Company LLC, the undersigned will not directly or indirectly offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer any shares of Common Stock of the Company (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into or exercisable or exchangeable for such Common Stock (including shares of Common Stock which may be issued upon exercise of a stock option or warrant) or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock (including, without limitation, by way of equity swap, hedging, or any other form of derivative transaction) (any of the foregoing, a "Transfer"), or exercise any registration rights with respect to the Common Stock, in each case for the period

_________________, 1997
Page 2



ending 180 days from the date the Registration Statement (No. 333-25259) filed by the Company in connection with the Public Offering is declared effective by the Securities and Exchange Commission; provided, however, that the undersigned may Transfer, including any Transfer as a bona fide gift, any such securities to any person who, at or prior to the time of such Transfer, has executed and delivered to the Representatives a letter agreement in the form hereof.

         In addition, the undersigned agrees that the Company may, with respect to any shares for which the undersigned is the record or beneficial holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned created hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. This letter agreement shall automatically terminate on the earlier of (i) August 1, 1997, in the event that the Underwriting Agreement is not executed by the Company or on prior to that date and (ii) the date that the Underwriting Agreement is terminated, in the event that the Underwriters do not purchase the Common Stock and the Underwriting Agreement is terminated pursuant to its terms.

                                   Very truly yours,


Dated:______________________       _________________________________
                                   Name of Holder


                                   _________________________________
                                   Signature


Dated:______________________       _________________________________
                                   Name of Joint Holder


                                   _________________________________
                                   Signature